Exhibit 99.1
Beyond Meat Announces Effectiveness of 1-for-30 Reverse Stock Split
EL SEGUNDO, Calif., August 14, 2026 (GLOBE NEWSWIRE) — Beyond Meat, Inc. (NASDAQ: BYND) (the “Company”) today announced that it has filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the previously announced 1-for-30 reverse stock split of the Company’s common stock, par value $0.0001 per share, and a proportionate reduction in the number of authorized shares of the Company’s common stock (and a corresponding decrease in the total number of authorized shares of capital stock). The reverse stock split and the reduction in authorized shares became effective at 11:59 p.m. Eastern Time on August 13, 2026. Shares of the Company’s common stock are expected to begin trading on a split-adjusted basis on the Nasdaq Global Select Market at market open on August 14, 2026 under the existing trading symbol “BYND” and a new CUSIP number of 08862E307.
In connection with the reverse stock split, every 30 shares of the Company’s common stock issued and outstanding immediately prior to the effective time were automatically reclassified and combined into 1 share of common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, the Company will issue to holders of record who were entitled to a fraction of a share as a result of the reverse stock split, a fraction of a share of common stock as is necessary to round up to the nearest whole share. For shares held through The Depository Trust Company ("DTC"), fractions of shares will be issued as is necessary to round up to the nearest whole share at the DTC participant level. Brokers, banks or other nominees holding shares in "street name" will be instructed to effect the reverse stock split for their beneficial holders; however, such brokers, banks or other nominees may apply their own specific procedures for processing the reverse stock split.
Upon the effectiveness of the reverse stock split, the conversion rates of the Company’s outstanding convertible notes (including the 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 and the 0% Convertible Senior Notes due 2027), the number of shares of common stock issuable upon exercise of outstanding warrants and the exercise prices thereof, and the number of shares subject to outstanding equity awards under the Company’s equity incentive plans (and the applicable exercise prices thereof), were each proportionately adjusted pursuant to their respective terms and as determined by the Company’s board of directors to reflect the 1-for-30 reverse stock split ratio. In addition, the number of shares reserved for future issuance under the Company’s equity incentive plans was proportionately reduced.
The reverse stock split had no effect on the par value of the Company’s common stock, and each stockholder’s percentage ownership interest in the Company and proportional voting power remains unchanged, except for minor changes resulting from the treatment of fractional shares.
In connection with the reverse stock split, the number of authorized shares of the Company’s common stock was reduced from 3,000,000,000 to 100,000,000, and the total number of authorized shares of capital stock was correspondingly reduced from 3,000,500,000 to 100,500,000.
The reverse stock split is intended to help the Company regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days before the compliance date, which is August 31, 2026. There can be no assurance that the Company will regain compliance with the minimum bid price requirement, that its common stock will continue to meet the Nasdaq minimum bid price requirement, or that its common stock will remain listed on the Nasdaq Global Select Market.
Equiniti Trust Company, LLC is acting as the transfer and exchange agent for the reverse stock split. Stockholders who hold registered shares in book-entry form at Equiniti Trust Company, LLC are not required to take any action to receive split-adjusted shares. Stockholders who hold shares through a broker, bank or other nominee will have their positions automatically adjusted and are not required to take any action.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein Company™, is a plant protein company offering a portfolio of plant-based products made with non-GMO ingredients, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat’s core products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. The company’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based protein to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.
Beyond Meat Forward Looking Statements
Certain statements in this release constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the expected commencement of trading of the Company’s common stock on a split-adjusted basis, the anticipated impact of the reverse stock split on the Company’s ability to regain compliance with the Nasdaq minimum bid price requirement, and the continued listing of the Company’ common stock on the Nasdaq Global Select Market. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on April 9, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2026 filed with the SEC on May 7, 2026, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2026 filed with the SEC on August 6, 2026, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com